FORM 8

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                       AMENDMENT TO APPLICATION OR REPORT

         Filed pursuant to Section 12, 13, or 15 (d) of THE SECURITIES

                              EXCHANGE ACT OF 1934


                                FONAR CORPORATION

               (Exact name of registrant as specified in charter)

                           Commission File No. 0-10248

                                 AMENDMENT NO. 1

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K (Date of Earliest Event Reported: August 20, 1998) as set forth in the pages attached hereto:

Item 7 (Financial Statements and Exhibits).


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                               FONAR CORPORATION
                                                                    (Registrant)


                                                     By: /s/ Raymond V. Damadian
                                                             Raymond V. Damadian
                                                                       President

                                                         Date:  November 3, 1998

                     Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements. Separate financial statements of the acquired business, Dynamic Healthcare Management, Inc. and affiliates, are filed under this amendment to the aforementioned Current Report on Form 8-K of the Company.

Exhibits.  Previously filed.


                       DYNAMIC HEALTHCARE MANAGEMENT, INC.
                                 AND AFFILIATES

                                FINANCIAL REPORT

                      DECEMBER 31, 1996 AND 1997 (AUDITED)

             AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements. Separate financial statements of the acquired business, Dynamic Healthcare Management, Inc. and affiliates, are filed under this amendment to the aforementioned Current Report on Form 8-K of the Company.

Exhibits.  Previously filed.


                       DYNAMIC HEALTHCARE MANAGEMENT, INC.
                                 AND AFFILIATES

                                FINANCIAL REPORT

                      DECEMBER 31, 1996 AND 1997 (AUDITED)

             AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)


                DYNAMIC HEALTHCARE MANAGEMENT INC. AND AFFILIATES
                            INDEX TO FINANCIAL REPORT


REPORT OF INDEPENDENT ACCOUNTANTS


COMBINED BALANCE SHEETS
    At December 31, 1996 and 1997 (Audited)
    And At June 30, 1998 (Unaudited)


COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
    For the Years Ended December 31, 1996 and 1997 (Audited)
    And For The Six Months Ended June 30, 1998 (Unaudited)


COMBINED STATEMENTS OF CASH FLOWS
    For the Years Ended December 31, 1996 and 1997 (Audited)
    And For The Six Months Ended June 30, 1998 (Unaudited)


NOTES TO COMBINED FINANCIAL STATEMENTS

To the Board of Directors and Owners
  of Dynamic Healthcare Management, Inc. and Affiliates

                       REPORT OF INDEPENDENT ACCOUNTANTS


We have audited the accompanying combined balance sheets of Dynamic Healthcare Management, Inc. and Affiliates (the "Company") as of December 31, 1997 and 1996 and the related combined statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Dynamic Healthcare Management, Inc. and Affiliates as of December 31, 1997 and 1996 and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

As more fully discussed in Note 7 to the financial statements, Dynamic Healthcare Management, Inc. and Affiliates was acquired by a subsidiary of Fonar Corporation pursuant to a stock purchase agreement on August 20, 1998.


                                             /s/ TABB, CONIGLIARO & McGANN, P.C.
                                                 TABB, CONIGLIARO & McGANN, P.C.

New York, New York
October 30, 1998

               DYNAMIC HEALTHCARE MANAGEMENT, INC. AND AFFILIATES
                             COMBINED BALANCE SHEETS

                                     ASSETS
                                                                    At December 31,
                                                                -----------------------
                                                                     1996          1997  At June 30, 1998
                                                                                             (Unaudited)
                                                               ----------   -----------      -----------
CURRENT ASSETS:
    Cash and cash equivalents                                  $   36,685    $   99,231       $   48,170
    Accounts receivable - net of billing adjustments
      and allowance for uncollectible accounts of
      (Notes 2 and 3)                                             528,330     1,522,611        1,790,814
    Prepaid expenses and other                                      4,000         4,000            2,264
                                                                ---------    ----------        ---------
                                                                  569,015     1,625,842        1,841,248
        TOTAL CURRENT ASSETS

PROPERTY AND EQUIPMENT - Net of accumulated
depreciation and amortization (Notes 2 and 4)                     106,040       115,814          112,007

         TOTAL ASSETS                                           $ 675,055    $1,741,656       $1,953,255
                                                                ---------    ----------       ----------


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES:
   Accounts payable and accrued liabilities                      $ 33,199    $   60,825       $   24,862
   Due to officer/Shareholder                                      88,019        18,519           12,519
   Deferred Taxes Payable                                          20,000        48,000           48,000
                                                                ---------    ----------       ----------
        TOTAL LIABILITIES                                         141,218       127,344           85,381
                                                                ---------    ----------       ----------
COMMITMENTS AND OTHER MATTERS (Notes 2, 3, 6 and 7)

STOCKHOLDERS' EQUITY: (Note 5)
    Common stock - No par value                                     4,000         4,000            4,000
    Retained earnings                                             529,837     1,610,312        1,863,874
                                                                ---------    ----------     ------------

       TOTAL STOCKHOLDERS' EQUITY                                 533,837     1,614,312        1,867,874
                                                                ---------    ----------     ------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 675,055    $1,741,656       $1,953,255
                                                                =========    ==========     ============

The accompanying notes are an integral part of the combined financial statements

               DYNAMIC HEALTHCARE MANAGEMENT, INC. AND AFFILIATES
               COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                   For The Years Ended
                                                                          December 31
                                                                                          For The Six Months
                                                                   1996          1997     ended June 30, 1998
                                                              -----------   -----------   --------------
                                                                                             (Unaudited)
   NET PATIENT SERVICE REVENUE                                $ 3,646,866   $ 6,577,818      $ 3,318,911
                                                              -----------   -----------      -----------
   COSTS AND EXPENSES:
       Operating expenses of medical practices                  2,524,763     3,561,521        1,557,806
       Officers and Physicians compensation                       570,000       760,499          734,707
       Depreciation and amortization                               36,887        48,542           29,793
                                                               ----------    ----------      -----------
            TOTAL COSTS AND EXPENSES                            3,131,650     4,370,562        2,322,306
                                                               ----------    ----------      -----------

   INCOME BEFORE INCOME TAXES                                     515,216     2,207,256          996,605

   INCOME TAXES (Note 2)                                           11,592        34,781           18,043
                                                               ----------    ----------      -----------
   NET INCOME                                                     503,624     2,172,475          978,562

   RETAINED EARNINGS - BEGINNING                                  483,213        529837        1,610,312

   LESS:   DISTRIBUTIONS                                         (457,000)   (1,092,000)        (725,000)
                                                              -----------   -----------      -----------
   RETAINED EARNINGS - ENDING                                 $   529,837   $ 1,610,312      $ 1,863,874
                                                              ===========   ===========      ===========

The accompanying notes are an integral part of the combined financial statements

               DYNAMIC HEALTHCARE MANAGEMENT, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS

                                                                For The Years Ended
                                                                     December 31
                                                                -------------------     For The Six Months
                                                                   1996         1997   Ended June 30, 1998
                                                                ---------    --------- -----------------
                                                                                             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                    $ 503,624    $2,172,475       $   978,562
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
         Depreciation and amortization                             36,887        48,542           29,793
                                                                ---------    ----------       ----------
                                                                  540,511     2,221,017        1,008,355
         Changes in operating assets and liabilities:
            Accounts receivable, net                             (182,632)     (994,281)        (268,203)
            Other assets                                           (3,000)       (1,000)           1,736
            Accounts payable and accrued liabilities               55,450        13,626          (35,963)
           Due to officer/Shareholder                              10,500       (54,500)          (6,000)
           Deferred Tax Payables                                   10,000        28,000             -
                                                                ---------    ----------       ----------

       NET CASH PROVIDED BY OPERATING ACTIVITIES                  430,829     1,212,862          699,925
                                                                ---------    ----------       ----------

CASH USED IN INVESTING ACTIVITIES
    Purchase of property and equipment                            (21,592)      (58,316)         (25,986)
                                                                ---------    ----------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                          4,000          -                -
    Dividends paid                                               (457,000)   (1,092,000)        (725,000)
                                                                ---------    ----------       ----------
    NET CASH USED IN FINANCING ACTIVITIES                        (453,000)   (1,092,500)        (725,000)
                                                                ---------    ----------       ----------
NET(DECREASE) INCREASE IN CASH                                    (43,763)       62,546          (51,061)
                                                                ---------    ----------       ----------
CASH - BEGINNING OF THE PERIOD                                     80,448        36,685           99,231
                                                                ---------    ----------       ----------
CASH - END OF THE PERIOD                                         $ 36,685      $ 99,231         $ 48,170
                                                                =========    ==========       ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

    Cash paid during the year for:

         Interest                                                $   -          $  -            $   -
                                                                 ========    ==========       ==========
         Income taxes                                            $ 1,592        $ 6,781         $ 18,718
                                                                 ========    ==========       ==========

The accompanying notes are an integral part of the combined financial statements

               DYNAMIC HEALTHCARE MANAGEMENT, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
(UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTHS ENDED JUNE 30, 1998)


NOTE 1 - DESCRIPTION OF BUSINESS

               Dynamic Healthcare Management, Inc., a New York corporation, was incorporated on January 7, 1994, herein referred to as Dynamic and, collectively, with its affiliated companies as the Company. The Company operates and manages three physical therapy practices and provides management services, which include administration, accounting, billing and collections and payroll.

               As discussed further in Note 7, Dynamic Healthcare Management, Inc. was acquired by a subsidiary of FONAR Corporation pursuant to a stock purchase agreement dated August 20, 1998.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

               Basis of Presentation
               ---------------------
               The combined financial statements include the accounts of Dynamic
               and  the  following  companies  (the  PCs)   affiliated   through
               common ownership:



                            Company                               Location

               Bellmore Medical Office, P.C.                 Bellmore,  New York
               Alliance Physical Medicine and Rehab, P.C. Hempstead, New York Chiropractic Associates of Deer Park, P.C. Deer Park, New York


               Unaudited Interim Financial Statements
               --------------------------------------
               The unaudited interim financial statements for the six months ended June 30, 1998 included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Financial Accounting Standard Board (FASB) and, in the opinion of the Company, reflect all adjustments (consisting only of normal recurring adjustments) and disclosures which are necessary for a fair presentation. The results of operations for the six-month period are not necessarily indicative of the results that may be expected for the full year ending December 31, 1998

               Net patient service revenue
               ---------------------------
               Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered. Net patient service revenue is recognized at the time the service is performed.

               DYNAMIC HEALTHCARE MANAGEMENT, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
(UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTHS ENDED JUNE 30, 1998)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

               Concentration of Credit Risk
               ----------------------------
               Financial instruments, which potentially subject the Company to concentration of credit risk is principally cash investments and accounts receivable.

               The Company provides medical services mostly to injuries due to no fault and worker compensations claims principally in the New York metropolitan area. A significant portion of the accounts receivable is billable to third party medical reimbursement organizations, mainly insurance carriers and health management organizations ('HMO'). The Company grants credit without collateral to its patients, most of whom are residents and are insured under third-party payor agreements. Repayment is dependent upon future financial stability of the disbursing companies, which are subject to numerous regulations by the federal, state and local governments.

               Cash and Cash Equivalents
               -------------------------
               The Company considers all highly liquid investments with original maturity dates of three months or less to be cash equivalents.

               Property and Equipment
               ----------------------
               Equipment is depreciated on the straight-line basis over the estimated useful lives of the assets (5 to 7 years). Leasehold improvements are amortized over the shorter of the term of the lease or the life of the asset. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

               Impairment of Assets
               --------------------
               In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ('SFAS 121'), 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of', which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS 121 on January 1, 1996 and there was no effect to the Company.

               DYNAMIC HEALTHCARE MANAGEMENT, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
(UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTHS ENDED JUNE 30, 1998)



NOTE 2 -       SIGNIFICANT ACCOUNTING POLICIES (Continued)

               Use of Estimates
               ----------------
               The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Furthermore, healthcare industry reforms and reimbursement practices will continue to impact on the Company's revenues and operations. Actual results could differ from those estimates.

               Fair Value of Financial Instruments
               -----------------------------------
               Cash, accounts receivable, accounts payable and accrued liabilities are reflected in the accompanying balance sheets at amounts considered by management to reasonably approximate fair value.

               Advertising costs
               -----------------
               Dynamic and Chiropractic Associate of Deer Park, P.C. have expenses all advertising costs, including direct response advertising costs, as they are incurred. Total advertising costs for the years ended December 31, 1996, 1997 and for the six months ended June 30, 1998 were $40,028, $25,188 and $36,343 respectively.

               Income Taxes
               ------------
               Dynamic and Chiropractic Associates of Deer Park, P.C. have elected to be taxed under the provisions of subchapter 'S' of the Internal Revenue Code and comparable state regulations. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income (nor is it allowed a net operating loss carryback or carryover as a deduction). Instead, the stockholders report their proportionate share of the Company's taxable income (or loss) and tax credits on their personal income tax returns. However, New York State taxes continue to be provided. The New York State taxes are equal to the corporate tax computed as if the Company was not an 'S' corporation, reduced by the tax that would be payable on the Company's net income if taxed at the highest personal income tax rate.

               Deferred income taxes have been provided under the liability method. Deferred tax assets and liabilities are determined based upon the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities, as measured by the current enacted tax rates. Deferred tax expense is the result of changes in the deferred tax asset and liability.

               Deferred income taxes reflected on the balance sheet resulted primarily from the timing difference of reporting on the cash basis for tax purposes and the accrual basis for financial statement purposes.

                DYNAMIC HEALTHCARE MANAGEMENT, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
(UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTHS ENDED JUNE 30, 1998)


NOTE  3 -      ACCOUNTS RECEIVABLE
               -------------------
               The majority of the Company's accounts receivable and related revenues are derived from third party payors, mainly insurance carriers and HMO's. The third party payors are constantly revising their reimbursements to healthcare providers, which has a direct effect on the realization of the accounts receivable.
               The Company has given effect to these reimbursement practices through provisions in the allowance for billing adjustments and uncollectible accounts. The allowance at December 31, 1996 and 1997 aggregated $792,400, $2,283,900 respectively and $2,686,300 at June 30, 1998 (unaudited).

NOTE  4  -     EQUIPMENT AND LEASEHOLD IMPROVEMENTS
               ------------------------------------
               Equipment and leasehold improvements at December 31, 1996, 1997 and June 30, 1998 consist of the following:


                                                         December 31,   June 30,
                                                   1996      1997         1998
                                               ---------  --------     ---------
                                                                     (Unaudited)
               Equipment                         164,598   221,913       248,114
               Leasehold improvements             36,029    37,029        37,029
                                               ---------  --------     ---------
                                                 200,627   258,942       285,143
               Less: Accumulated depreciation
                     and amortization             94,587   143,273       173,066
                                               ---------  --------     ---------
                                               $ 106,040  $115,669     $ 112,077
                                               =========  ========     =========


               For the years  ended  December  31, 1996 and 1997 and for the six
               months  ended  June  30,  1998,   depreciation  and  amortization
               amounted to $36,887, $48,542 and $22,235 respectively.

              DYNAMIC HEALTHCARE MANAGEMENT, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
(UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTHS ENDED JUNE 30, 1998)


NOTE 5  -         STOCKHOLDERS EQUITY

               Common stock - no par value - at December 31, 1996, 1997 and June 30, 1998 consisted of the following:

                                                   At December 31,   At June 30,

                                                  1996          1997        1998
                                               ---------     --------    -------
                                                                     (unaudited)

Dynamic Healthcare Management, Inc.
    20 shares authorized, issued and
     outstanding                                  $1,000       $1,000     $1,000

Bellmore Medical Office, P.C.
     10 shares authorized, issued and
       outstanding                                 1,000        1,000      1,000

Alliance Physical Medicine and Rehab, P.C.
     10 shares authorized, issued and
     outstanding                                   1,000        1,000      1,000

Chiropractic Associates of Deer Park, P.C.
     10 shares authorized, issued and
     outstanding                                   1,000        1,000      1,000
                                                  ------       ------     ------

              Total                               $4,000       $4,000     $4,000
                                                  ======       ======     ======



NOTE 6 -       COMMITMENTS AND OTHER MATTERS

               Operating Leases
               ----------------
               The Company leases its medical office properties and various equipment under noncancellable operating lease agreements, which expire between January 2000 and January 2007, and require various minimum annual rentals. One of the leases provide for renewal options to extend the lease for an additional five years. Certain property leases require additional payment for property taxes, normal maintenance and insurance.

               Rent expense under the operating leases approximated $125,640, $168,240 and $86,950 for the years ended December 31, 1996, 1997 and the six months ended June 30, 1998 respectively.

               DYNAMIC HEALTHCARE MANAGEMENT, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
(UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTHS ENDED JUNE 30, 1998)


NOTE 6 -       COMMITMENTS AND OTHER MATTERS (Continued)

               Operating Leases (Continued)
               ----------------------------
               At December 31, 1997, the aggregate future minimum lease payments due under these noncancellable operating leases are as follows:

               Year Ending December 31,           Operating Leases
               ------------------------           ----------------
                         1998                      $   158,676
                         1999                          159,098
                         2000                          145,208
                         2001                          124,857
                         2002                          126,779
                  2003 and thereafter                  392,820
                                                   -----------
                                                   $ 1,107,438
                                                   ===========

               Government Regulations
               ----------------------
               The healthcare industry is highly regulated by numerous laws, regulations, approvals and licensing requirements at the federal, state and local levels. Regulatory authorities have very broad discretion to interpret and enforce these laws and promulgate corresponding regulation. The Company believes that its operations under agreements pursuant to which it is currently providing services are in material compliance with these laws and regulations. However, there can be no assurance that a court or regulatory authority will not determine that the Company's operations (including arrangements with new or existing clients) violate applicable laws or regulations.

               If the Company's interpretation of the relevant laws and regulations is inaccurate, the Company's business and its prospects could be materially and adversely affected. The following are among the laws and regulations that affect the Company's operations and development activities; corporate practice of medicine; fee splitting; anti-referral laws; anti-kickback laws; certificates of need; and proposed healthcare reform legislation.

              DYNAMIC HEALTHCARE MANAGEMENT, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
(UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTHS ENDED JUNE 30, 1998)


NOTE 7 -       SUBSEQUENT EVENTS

               Sale of Dynamic Healthcare Management, Inc.
               -------------------------------------------
               On August 20, 1998, Health Management Corporation of America. ('HMCA') consummated the acquisition of the common stock of the Company. HMCA is a wholly-owned subsidiary of FONAR Corporation, a publicly traded company listed on the NASDAQ Stock Exchange.

               Pursuant to the purchase agreements, HMCA acquired all of the common stock of the Company for $2,000,000 in cash, a note payable for $2,870,000, bearing interest at 7.5% per annum, payable in three annual installments, commencing one year from closing, a note payable for $1,216,230.92, bearing interest at 7.5% per annum, payable in sixty monthly installments of principal and interest, commencing September 20, 1998, $5,490,000 in convertible notes which maybe converted into shares of HMCA common stock at the HMCA IPO price. If the IPO is not consummated within two year of the closing date, the notes are payable in 36 monthly installments bearing interest at 7.5% per annum, commencing two years from the closing date.